UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 774-7640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On June 22, 2026, Virgin Galactic Holdings, Inc. (the “Company”) entered into a privately negotiated exchange agreement with a holder of its 2.50% Convertible Senior Notes due 2027 (the “2027 Notes”) to exchange (the “Exchange”) approximately $52.5 million in aggregate principal amount of 2027 Notes held by such holder for the Shares (as defined below).

The Company entered into the Exchange to improve liquidity, manage its cash position and strengthen its balance sheet as it prepares for commercial operation in the fourth quarter of 2026. The holder of the 2027 Notes has agreed to accept the Shares in lieu of the cash payment obligation that they otherwise would be entitled to receive for the principal and interest under the 2027 Notes. Following the completion of the Exchange, the Company will reduce the outstanding 2027 Notes by approximately 75%, from $70.4 million to $17.9 million in aggregate principal amount outstanding.

The Exchange is expected to close on or about June 29, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. On the Closing Date, the Company will issue shares of the Company’s common stock/pre-funded warrants (collectively, the “Shares”), which will be determined over a five-day observation period beginning on June 22, 2026. One fifth (1/5th) of the aggregate principal amount of the 2027 Notes to be exchanged (including accrued and unpaid interest) will be divided by the daily volume-weighted average price of the common stock (the “Daily VWAP”) for each respective trading day during the observation period. The five daily amounts will then be added together, and the resulting total number of Shares will be issued to the holder on the Closing Date. The pre-funded warrants, which have a nominal exercise price of $0.0001 per share, are being issued in lieu of shares of the Company’s common stock in the Exchange solely for the holder to manage its beneficial ownership, and are intended to be economically equivalent to the shares of common stock.

The Daily VWAP will be subject to a floor of no lower than $3.03 and a cap of no higher than $4.09. The Daily VWAP will solely be used to determine the total number of Shares to be issued to the holder and will not impact the principal amount of the 2027 Notes being exchanged.

The issuance of the Shares by the Company is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Shares will be issued only to investors that qualify as “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act) and institutional “accredited investors” (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the completion of the Exchange and the timing of commercial operations. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: June 22, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer